Exhibit 99.1

For Release

March 3, 2005

1:00 p.m. PST

Contacts:

Mike Holtzman	Deirdre Skolfield, CFA
SVP, Finance and Chief Financial Officer	Director, Investor Relations
On Assignment, Inc.	On Assignment, Inc.
(818) 878-7900	dskolfield@onassignment.com

On Assignment, Inc. Reports 2004 Fourth Quarter Results

Revenues of $51.3 million up 8.9% year over year

Calabasas, CA, March 3, 2005 – On Assignment, Inc. (NASDAQ: ASGN), a diversified professional staffing firm providing flexible and permanent staffing solutions in specialty skills including Laboratory/Scientific, Healthcare, and Medical Financial and Health Information Services reported revenues for the quarter ended December 31, 2004 of $51,283,000 and a net loss for the fourth quarter of $5,656,000, or $0.22 per share, which includes net tax adjustments of $3,388,000.  The net tax adjustments consist of a non-cash charge of $4,205,000 to provide a full valuation allowance against the Company’s net deferred tax assets and a tax benefit of $817,000 for tax rates in NOL carryback years and certain other permanent adjustments.  Non-GAAP adjusted loss per share, which excludes the effects of the charges outlined above, as well as $333,000 of charges related to a retirement package previously announced, was $0.08 per share and is reconciled from GAAP net loss per share in the attached table.  The non-GAAP net loss of $0.08 per share is an improvement of $0.01 per share sequentially, exclusive of third quarter charges, primarily related to intangible asset impairments and severance costs.

FOURTH QUARTER HIGHLIGHTS

•                  Consolidated revenues of $51,283,000 were up 3.5% sequentially and 8.9% year over year. Lab Support segment revenues were up 2.4%, Medical Financial & Allied (MF&A) revenues were up 8.0% and Nurse Travel revenues were up 17.1% versus the fourth quarter of 2003. Excluding $737,000 in Nurse Travel revenues derived from staffing hospitals experiencing strikes in the quarter, Nurse Travel revenues were up 13.0% year over year.

•                  Consolidated gross margin for the quarter was 25.0%, an improvement of 50 basis points (bps) year over year.  This increase in gross margin was despite a greater contribution to revenues from the Company’s lower gross margin Nurse Travel business in the fourth quarter.  Gross margins declined 180 bps sequentially, due to the fourth quarter’s normal increased holiday pay, holiday incentives for nurses and a seasonal decline in direct placement and conversion revenues.

For the quarter ended December 31, 2004, revenues were $51,283,000 compared with $47,082,000 in the same period of 2003.  Lab Support segment revenues were $22,013,000 compared to $21,497,000 in the same period of 2003.  Healthcare Staffing segment revenues, which include our Nurse Travel and MF&A lines of business, were $29,270,000 compared to $25,585,000 in the same period of 2003.  Nurse Travel revenues were $21,156,000 compared to $18,073,000 in the same period of 2003.  MF&A revenues were $8,114,000 compared to $7,512,000 in the same period of 2003.  The net loss for the quarter ended December 31, 2004 was $5,656,000, or $0.22 per share, compared with a net loss of $2,020,000, or $0.08 per share, for the quarter ended December 31, 2003.

For the year ended December 31, 2004, revenues were $193,574,000 compared with $209,554,000 in 2003.  The net loss for 2004 was $42,393,000 compared with net loss of $81,800,000 in 2003.  Net loss per share for 2004 was $1.68 per share compared with net loss of $3.22 per share for 2003.  Included in the 2004 net loss are non-cash charges totaling $33,029,000, or $1.31 per share, for impairments of goodwill and identifiable intangible assets and provision of a full valuation allowance against the Company’s net deferred tax assets.  Included in the 2003 net loss is a non-cash charge of $79,897,000, or $3.14 per share, for goodwill impairment.

Peter Dameris, President and Chief Executive Officer of On Assignment, Inc. said, “We are pleased to report year-over-year quarterly organic revenue growth for the first time in years.  We are particularly pleased to report sequential revenue growth in the Healthcare staffing segment and stable revenues for the Lab Support segment given the fourth quarter has two fewer billable days than the third quarter and the impact from seasonal factors such as holiday shutdowns at certain Lab Support clients and fewer nurses working during the holidays.  Average revenue per billing day was up sequentially for both segments.”

Dameris continued, “During the fourth quarter, we averaged approximately 2,900 Science and Healthcare professionals out on assignment at 1,400 client companies—our highest averages for the year.  Exiting the quarter, our pipeline of business remained robust.  Our fourth quarter average sales and fulfillment headcount was 232, essentially flat from the third quarter.  During 2004, our execution was both tactical and strategic.  Because of a greater focus on direct placements and because revenues from our newer service lines of Health Information Management, Local Nursing and Clinical Research have gained traction in the quarter, we expect higher average bill rates and further growth in 2005.  We believe that the strength of our revitalization plan, fully implemented in the second half of 2004, is evidenced by our second half 2004 year-over-year revenue growth of 3.4% following a first half year-over-year decline of 17.2%.  We reiterate that our focus in 2005 will be to optimize our income generating capabilities.  We continue to work to increase productivity, reduce our indirect expenses and rationalize and leverage our general and administrative expenses in order to achieve appropriate levels of net income and positive cash flow.”

Mike Holtzman, Senior Vice President and Chief Financial Officer of On Assignment, Inc. stated,  “Our fourth quarter gross margins in the Lab Support, Nurse Travel, and MF&A lines of business were 29.9%, 18.8% and 27.8%, respectively, and consolidated gross margins improved 50 bps year over year to 25.0%.  We ended the quarter with $22.8 million in cash, cash equivalents and marketable securities, down $3.4 million from the preceding quarter.  Our working capital was

$41.0 million, down from $47.8 in the preceding quarter.  Cash used for operations was $2.3 million while capital expenditures increased to $1.7 million from $1.5 million in the preceding quarter.”

Holtzman continued, “With regard to the valuation allowance recorded against the Company’s net deferred tax assets in the quarter, the Company considered its current and previous performance and other relevant factors.  Objective factors such as current and previous operating losses were given substantially more weight than management’s outlook for future profitability.  Notwithstanding the provision for a full valuation allowance against the Company’s net deferred tax assets, we remain optimistic about the future prospects of the Company’s business and the industry and believe that over time the Company should generate sufficient taxable income to realize its net deferred tax assets.”

Holtzman said, “Based on current sales trends, normal seasonality in the first quarter, and progress in our efforts to rationalize and leverage our corporate overhead, we currently expect revenues of $49 to $50 million and a loss per share of $0.16 to $0.18 for the quarter ending March 31, 2005.  Our tax assumptions are based on a nominal tax provision until the valuation allowance is no longer warranted.  We expect SG&A to increase by $0.4 million in the first quarter to $17.0 million, due to higher marketing expenses, Sarbanes-Oxley compliance costs and certain information technology-related expenses.  However, we expect SG&A will decrease to $16.0 to 16.5 million (including depreciation and amortization of approximately $1.4 million per quarter) for the remaining quarters of 2005.  These estimates do not include the effect of expensing stock options as required under FAS 123R beginning in the third quarter of 2005.”

Holtzman concluded, “For the year, assuming fairly stable labor markets and no loss of major clients at Nurse Travel, we expect revenues of $211 to $215 million, which represents growth of 9% to 11% over 2004.  We are projecting average gross margins for the year of approximately 26%, and we are targeting EBITDA breakeven in the second half of the year.”

On Assignment will hold its quarterly conference call to discuss its 2004 fourth quarter financial results today, Thursday, March 3, 2005, at 2:00 p.m. PST.  Interested parties are invited to listen to the conference call by dialing (800) 309-8283 or (706) 634-1958 ten minutes before the call.  A replay of the conference call will be available from approximately 5:00 p.m. PST on March 3, 2005 and will run through Friday, March 11, 2005 by dialing (800) 642-1687 or (706) 645-9291 with the access code 3858279.

This call is being webcast by Thomson/CCBN and can be accessed at On Assignment’s web site at www.onassignment.com.  Individual investors can listen at Thomson/CCBN’s site at http://www.fulldisclosure.com or by visiting any of the investor sites in Thomson/CCBN’s Individual Investor Network.  Institutional investors can access the call via Thomson/CCBN’s password-protected event management site, StreetEvents (www.streetevents.com).

About On Assignment

On Assignment, Inc. is a diversified professional staffing firm providing flexible and permanent staffing solutions in specialty skills including Laboratory/Scientific, Healthcare, and Medical Financial & Health Information Services.  The corporate headquarters are located in Calabasas, California.  On Assignment, Inc. was founded in 1985 as On Assignment/Lab Support and went public in 1992.  The company’s branch network encompasses approximately 60 branch offices across the United States, the United Kingdom, The Netherlands, and Belgium.

Reasons for Presentation of Non-GAAP Financial Measures

Statements made in this release and the Supplemental Financial Information accompanying this release includes non-GAAP financial measures.  Such information is provided as additional information, not as an alternative to our consolidated financial statements presented in accordance with GAAP, and is intended to enhance an overall understanding of our current financial performance.  The Supplemental Financial Information sets forth financial measures reviewed by our management to evaluate our operating performance.  Such measures also are used to determine a portion of the compensation for some of our executives and employees.  We believe the non-GAAP financial measures provide useful information to management, investors and prospective investors by excluding certain charges and other amounts that we believe are not indicative of our core operating results.  These non-GAAP measures are included to provide management, our investors and prospective investors with an alternative method for assessing our operating results in a manner that is focused on the performance of our ongoing operations and to provide a more consistent basis for comparison between quarters.  One of the non-GAAP financial measures presented is EBITDA (earnings before interest, taxes, depreciation, and amortization), which term might not be calculated in the same manner as, and thus might not be comparable to, similarly titled measures reported by other companies.  The financial statement tables that accompany this press release include reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure.

Safe Harbor

Certain statements made in this news release are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and involve a high degree of risk and uncertainty.  Forward looking statements include statements regarding the Company’s anticipated financial and operating performance in 2005.  All statements in this release, other than those setting forth strictly historical information, are forward looking statements.  Forward-looking statements are not guarantees of future performance, and actual results might differ materially.  Factors that could cause or contribute to such differences include actual demand for our services, the timing of expenses associated with our revitalization strategy and the timing of any benefits resulting therefrom, our ability to attract, train and retain qualified staffing consultants, our ability to remain competitive in obtaining and retaining temporary staffing clients, the availability of qualified temporary nurses and other qualified temporary professionals, management of our growth, continued performance of our enterprise-wide information systems, and other risks detailed from time to time in our reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2003, as filed with the SEC on March 15, 2004.  We specifically disclaim any intention or duty to update any forward-looking statements contained in this news release.

(Unaudited)

(In thousands, except per share amounts)

CONSOLIDATED STATEMENTS OF OPERATIONS

	Quarter Ended			Year Ended
	December 31, 2004	September 30, 2004	December 31, 2003	December 31, 2004	December 31, 2003

Revenues	$51,283	$49,552	$47,082	$193,574	$209,554
Cost of Services	38,471	36,291	35,560	143,663	153,381
Gross Profit	12,812	13,261	11,522	49,911	56,173
Selling, General and Administrative Expenses	16,608	18,830	14,666	66,695	59,435
Impairment of Identifiable Intangible Assets	—	3,907	—	3,907	—
Impairment of Goodwill	—	26,421	—	26,421	79,897
Operating Loss	3,796	35,897	3,144	47,112	83,159
Interest Income, net	108	111	102	395	392
Pre-tax Loss	3,688	35,786	3,042	46,717	82,767
Income Tax (Expense) Benefit	(1,968)	3,541	1,022	4,324	967

Net Loss	$5,656	$32,245	$2,020	$42,393	$81,800

Diluted Loss Per Share	$0.22	$1.28	$0.08	$1.68	$3.22

Weighted Average Common and Common Equivalent Shares Outstanding	25,276	25,247	25,191	25,231	25,422

(Unaudited)

(In thousands)

SUPPLEMENTAL FINANCIAL INFORMATION

	Quarter Ended			Year Ended
	December 31, 2004	September 30, 2004	December 31, 2003	December 31, 2004	December 31, 2003
Revenues:
Lab Support Segment	$22,013	$22,025	$21,497	$83,905	$92,912

Nurse Travel	21,156	19,226	18,073	80,614	77,989
Medical Financial and Allied	8,114	8,301	7,512	29,055	38,653
Healthcare Segment	29,270	27,527	25,585	109,669	116,642
Total	$51,283	$49,552	$47,082	$193,574	$209,554

Gross Profit:
Lab Support Segment	$6,572	$6,818	$6,577	$25,426	$29,641

Nurse Travel	3,982	3,987	2,962	16,131	14,748
Medical Financial and Allied	2,258	2,456	1,983	8,354	11,784
Healthcare Segment	6,240	6,443	4,945	24,485	26,532
Total	$12,812	$13,261	$11,522	$49,911	$56,173

Selected Cash Flow Information:
Cash (used for) provided by Operations	$(2,301)	$(3,671)	$(161)	$(6,336)	$6,248
Capital Expenditures	1,652	1,528	1,167	6,765	4,894
Open Market Repurchase of Common Stock (shares)	—	—	—	—	1,138

EBITDA:
Operating Loss	$(3,796)	$(35,897)	$(3,144)	$(47,112)	$(83,159)
Amortization of Intangibles	456	691	866	2,682	4,208
Depreciation	1,183	1,021	787	3,939	2,942
Impairment of Identifiable Intangible Assets	—	3,907	—	3,907	—
Impairment of Goodwill	—	26,421	—	26,421	79,897
EBITDA	$(2,157)	$(3,857)	$(1,491)	$(10,163)	$3,888

(Unaudited)

(In thousands of dollars)

SELECTED CONSOLIDATED BALANCE SHEET DATA

	As of
	December 31, 2004	September 30, 2004	December 31, 2003
Cash, Cash Equivalents and Marketable Securities	$22,787	$26,155	$35,134
Accounts Receivable, net	27,051	25,475	25,416
Working Capital	40,957	47,838	53,258
Total Assets	92,382	99,359	131,981
Current Liabilities	17,689	17,946	14,646
Long-term Liabilities	222	1,899	1,450
Stockholders Equity	74,471	79,514	115,885

(Unaudited)

(In thousands, except per share amounts)

RECONCILIATION OF GAAP TO NON-GAAP ADJUSTED NET LOSS

	Quarter Ended December 31, 2004
	GAAP	Non-GAAP Adjustments		Non-GAAP
Pretax Loss	$(3,688)	$(333	)(a)	$(3,355)
Income Tax (Expense) Benefit	(1,968)	$(3,260	)(b)	1,292
Net (Loss) Income	$(5,656)	$(3,593)		$(2,063)

Diluted (Loss) Earnings Per Share	$(0.22)	$0.14		$(0.08)
Weighted Average of Common and Common Equivalent Shares Outstanding	25,276	25,276		25,276

	Quarter Ended September 30, 2004
	GAAP	Non-GAAP Adjustments		Non-GAAP
Pretax Loss	$(35,786)	$(32,131	)(c)	$(3,655)
Income Tax Benefit	3,541	2,198	(d)	1,343
Net Loss	$(32,245)	$(29,933)		$(2,312)

Diluted Loss Per Share	$(1.28)	$(1.19)		$(0.09)
Weighted Average of Common and Common Equivalent Shares Outstanding	25,247	25,247		25,247

(a)          Includes charges for a retirement package.

(b)  Includes net tax adjustments to the quarter including a $4,205 tax expense to record a full valuation allowance for the Company’s net deferred tax assets and $817 for benefits associated with tax rates in NOL carryback years and other certain permanent adjustments as well as the income tax benefit related to the charges for the retirement package so that the non-GAAP effective tax rate is a normalized rate of 38.5%.

(c) Includes impairment charges for goodwill of $26,421 and for identifiable intangible assets of $3,907, both primarily related to its Nurse Travel unit, charges primarily related to severance costs for flattening the Company’s management structure of $1,367 and other charges of $436.

(d) Represents income tax benefit of the non-GAAP adjustments, excluding goodwill impairment of $26,421 for which no income tax benefit has been provided, at an effective tax rate of 38.5%.